Filed Pursuant to Rule 424(b)(3)
Registration No. 333-271974

Prospectus
Up to 21,588,652 Shares of Class A Common Stock

This prospectus relates to the resale by the selling securityholders referenced in this prospectus (the “Selling Securityholders”) of shares of Class A common stock, par value $0.0001 per share (the “common stock”), of MultiPlan Corporation (“MultiPlan” or the “Company”) as described herein. The securities offered hereunder consist of an aggregate of 21,588,652 outstanding shares of the Company’s common stock to be sold by the selling securityholders named in this registration statement.

We are registering the resale of these securities to satisfy certain registration rights we have granted. We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will pay the expenses associated with registering the sales by the Selling Securityholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

The Selling Securityholders may sell the securities described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell their securities in the section titled “Plan of Distribution” appearing elsewhere in this prospectus. The Selling Securityholders may sell any, all or none of the securities, and we do not know when or in what amount the Selling Securityholders may sell their securities hereunder following the effective date of this registration statement.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “MPLN.” On May 25, 2023, the closing price for the common stock as reported on NYSE was $1.31 per share.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the risk factors included in our periodic reports, in the prospectus supplements related to specific offerings, and in other information that we file with the Securities and Exchange Commission. See the discussion of the risks of investing in our securities in the section of this prospectus titled “Risk Factors” beginning on page 8 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 26, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC (as defined below) using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, offer and sell the common stock described in this prospectus in one or more offerings. The Selling Securityholders may use the shelf registration statement to offer and sell up to an aggregate of 21,588,652 shares of common stock.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus together with the additional information to which we refer you to in the sections of this prospectus titled “Where You Can Find Additional Information” and “Incorporation by Reference.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the sections titled “Where You Can Find Additional Information” and “Incorporation by Reference.”

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

“Benefits Science” are to Benefits Science LLC, a Texas limited liability company;

“Board” are to the board of directors of the Company;

“common stock” are to MultiPlan's Class A common stock, par value $0.0001 per share;

“DGCL” are to the Delaware General Corporation Law, as amended;

“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

“First Merger Sub” are to Music Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company;

“founder shares” are to certain shares of Class A common stock issued upon the automatic conversion of the Class B common stock of the Company in connection with the closing of the Transactions;

“H&F” are to Hellman & Friedman Capital Partners VIII, L.P.;

“Merger Agreement” are to that certain Agreement and Plan of Merger, dated as of July 12, 2020, by and among Capital Corp III (“Churchill”), MultiPlan Parent, Holdings, First Merger Sub and Second Merger Sub, as the same has been or may be amended, modified, supplemented or waived from time to time;

“Mergers” are to, together, (a) the merger of First Merger Sub with and into MultiPlan Parent with MultiPlan Parent being the surviving company in the merger (the “First Merger”) and (b) immediately following and as part of the same transaction as the First Merger, the merger of MultiPlan Parent with and into Second Merger Sub, with Second Merger Sub surviving the merger as a wholly owned subsidiary of Churchill (the “Second Merger”);

“MultiPlan Parent” are to Polaris Parent Corp., a Delaware corporation;

“Payors” are our customers and potential customers, which include health plan administrators and large national insurance companies, Blue Cross and Blue Shield plans, provider-sponsored and independent health plans, TPAs, bill review companies, Taft-Hartley plans, self-insured employers, federal and state government-sponsored health plans and other entities that pay medical bills related to the commercial healthcare, government, workers' compensation and auto medical markets;

“SEC” are to the United States Securities and Exchange Commission;

“Second Merger Sub” are to Music Merger Sub II, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of the Company;

“Senior Convertible PIK Notes” are the 6.00% / 7.00% Convertible Senior PIK Toggle Notes due 2027;

“Sponsor” are to Churchill Sponsor III, LLC, a Delaware limited liability company and an affiliate of M. Klein and Company in which certain of Churchill's directors and officers hold membership interests;

“Transactions” are to the Mergers, together with the other transactions contemplated by the Merger Agreement and the related agreements;

“Unit Purchase Agreement” are to the Unit Purchase Agreement, dated as of May 8, 2023 by and among the Company and certain of its subsidiaries, Benefits Science, WT Representative LLC, the Selling Securityholders and the other parties named therein, pursuant to which we purchased all of the issued and outstanding equity interests of Benefits Science; and

“we,” “our” or “us” are to MultiPlan and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may include statements that express our and our subsidiaries’ opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein and these forward-looking statements reflect management's expectations regarding our future growth, results of operations, operational and financial performance and business prospects and opportunities. Such forward-looking statements are based on available current market material and management's expectations, beliefs and forecasts concerning future events impacting our business. Factors that may impact such forward-looking statements include:

Risks Related to Our Business and Operations
•Our success is dependent on retaining, and the success of, our customers as we depend on a core group of customers for a significant portion of our revenues.
•The impact of trends in the U.S. healthcare system, including recent trends, which we believe are short-term, of reduced healthcare utilization and increased patient financial responsibility for services.
•The long-term impact of the COVID-19 pandemic and related risks.
•Our ability to preserve or increase our market share or maintain our Preferred Provider Organization (“PPO”) networks.
•Our ability to maintain our competitive position in the market.
•An increase in competition or pricing pressures increases.
•The inability of our customers to pay for our services could decrease our revenue.
•Our PPO networks may experience decreases in discounts from providers.
•We depend on our providers to maintain the profitability of our business and expand our operations.
•If we do not continue to attract, motivate and retain members of our senior management team and qualified employees, or if we are unable to maintain sufficient qualified personnel, we may not be able to support our operations.
•Pressure from healthcare providers, and/or changes in state laws, regarding access to preferred provider networks.
•We may be unable to achieve some or all of the operational, growth and other benefits that we expect to realize through our strategic plans.
•We may not successfully enter new lines of business and broaden the scope of our services.
•We operate in a litigious environment which may adversely affect our financial results.

Risks Related to Information Technology Systems, Intellectual Property and Cybersecurity
•We depend on uninterrupted computer access for our customers and the reliable operation of our information technology systems; any prolonged delays due to data interruptions or revocation of software licenses could adversely affect our ability to operate our business and cause our customers to seek alternative providers.
•Computer systems like ours could suffer security and privacy breaches or incidents that could negatively impact our business and reputation, harm both us and our customers and create liability.

Other Business and Operations Risks
•Changes in accounting principles may negatively affect our results of operations.
•If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

Risks Related to the Healthcare Industry and Other Laws and Regulations
•We operate in an industry that is subject to extensive federal, state and local regulation. Changes in existing healthcare laws and regulatory interpretations on a state or federal level may adversely affect us.
•New federal and state laws and regulations could force us to change the conduct of our business or operations or affect our ability to expand our operations into other states or increase costs or delay or prevent the introduction of new or enhanced solutions or impair the function or value of our existing solutions.

•Our use and disclosure of individually identifiable information, including personal information and health information, is subject to federal and state privacy and security laws and regulations, and our failure to comply with those laws and regulations or adequately secure the information we hold could result in significant liability or reputational harm.
•Heightened enforcement activity by federal and state agencies may increase our potential exposure to damaging lawsuits, investigations and other enforcement actions.

Risks Related to Indebtedness
•Our level of indebtedness and current leverage may materially adversely affect our ability to raise additional capital to fund our operations and limit our ability to react to changes in the economy or our industry.
•We may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.
•Our debt agreements contain restrictions that limit our flexibility in operating our business.
•Despite our current leverage, we and our subsidiaries may still be able to incur substantially more indebtedness, including secured indebtedness.

Risks Related to Our Common Stock
•H&F and the Sponsor beneficially own a significant equity interest in us and their interests may conflict with our or other shareholders' interests.
•We are currently, and may in the future be, subject to securities or other stockholder litigation, which is expensive and could divert management attention.

Other Risks
•We face the additional risks disclosed or incorporated by reference in this prospectus, including without limitation risks identified in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q.

The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors referred to under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Forward looking statements speak only as of the date made. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OUR COMPANY
This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth in the section titled “Risk Factors” and our historical consolidated financial statements and related notes incorporated by reference from our other filings with the SEC before making an investment decision.
The Company
MultiPlan is a leading provider of data analytics and technology-enabled solutions designed to bring affordability, efficiency and fairness to the U.S. healthcare industry. We do so through services focused on reducing medical cost and improving payment accuracy for the Payors of healthcare, which are health insurers, self-insured employers, and other health plan sponsors (typically through their health plan administrators), and, indirectly, the plan members who are the consumers of healthcare services.
MultiPlan was founded in 1980 as a New York-based hospital network and has evolved both organically and through acquisition into an integrated data and analytics platform offering a suite of services, which efficiently address the cost of medical services. MultiPlan offers services to our customers in three categories:
•Analytics-Based Services: a suite of data-driven algorithms and insights that detect claims over-charges and either negotiate or recommend fair reimbursement for out-of-network medical costs using a variety of data sources and pricing algorithms. These services are applied prior to the payment of the claim and are often processed within a day of receipt;
•Network-Based Services: contracted discounts with healthcare providers to form one of the largest independent PPO in the United States with over 1.3 million providers under contract, as well as outsourced network development and/or management services. These services are applied prior to the payment of the claim and are typically processed within a day of receipt; and
•Payment and Revenue Integrity Services: data, technology, and clinical expertise deployed to identify and remove improper and unnecessary charges before or after claims are paid, or to identify and help restore and preserve underpaid premium dollars.
MultiPlan sits at the nexus of four constituencies–Payors, employers/plan sponsors, plan members and providers - offering an independent reimbursement solution to reduce healthcare costs in a manner that is systematic, efficient and fair to all parties involved. Although the end beneficiary of our services are employers and other plan sponsors and their health plan members, our direct customers are typically Payors who go out to market with our services. Over the last 40+ years, we have developed a platform that offers these Payors a single interface to a comprehensive set of services, which are used in combination or individually to reduce the medical cost burden on their health plan customers and members while fostering independently developed fair and efficient reimbursements to healthcare providers. These comprehensive offerings have enabled us to maintain long-term relationships with a number of our customers, including relationships of over 25 years with some of the nation's largest Payors. For the year ended December 31, 2022, our comprehensive services identified approximately $22.3 billion in potential medical cost savings.
We believe our solutions provide a strong value proposition to Payors, their health plan customers and healthcare consumers, as well as to providers. Overall, our service offerings aim to reduce healthcare costs in a manner that is orderly, efficient, and fair to all parties. In addition, because in most instances the fee for our services is directly linked to the savings we identify, our revenue model is aligned with the interests of our customers.
Corporate Information
MultiPlan Corporation is a Delaware corporation. Our principal executive offices are located at 115 Fifth Avenue, New York, New York 10003 and our telephone number at that address is (212) 780-2000. Our website is located at

www.multiplan.us. Our website and the information contained on, or accessed through, our website is not part of this prospectus, and you should rely only on the information contained in this prospectus when making an investment decision.
MultiPlan, formerly known as Churchill Capital Corp III (formerly known as Butler Acquisition Corp), was incorporated in Delaware on October 30, 2019 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
On July 12, 2020, Churchill entered into the Merger Agreement by and among First Merger Sub, Second Merger Sub, Holdings, and MultiPlan Parent. On October 8, 2020, the Merger was consummated and the Transactions were completed. In connection with the Transactions, Churchill changed its name to MultiPlan Corporation and NYSE ticker symbols for its common stock and warrants to “MPLN” and “MPLN.WS,” respectively.

THE OFFERING

Issuer	MultiPlan Corporation, a Delaware corporation.

Shares of common stock offered by the Selling Securityholders	Up to 21,588,652 shares.

Use of proceeds
The Selling Securityholders will receive all of the proceeds of the sale of shares of common stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of common stock by the Selling Securityholders from time to time pursuant to this prospectus. See the section titled “Use of Proceeds.”

Shares of common stock outstanding as of May 11, 2023

652,838,925 shares, excluding 14,536,870 shares held as treasury shares; 100,000,000 shares issuable upon conversion of the Senior Convertible PIK Notes; 58,500,000 shares issuable upon the exercise of warrants; 33,791,650 shares underlying restricted stock units; 10,884,570 shares underlying options; 12,404,080 shares of common stock underlying unvested founder shares; 36,645,916 shares available for future issuance under the MultiPlan 2020 Omnibus Incentive Plan; and 20,000,000 shares available for future issuance under the MultiPlan 2023 Employee Stock Purchase Plan (as of, in each case, May 11, 2023).

Risk factors
Investing in our common stock involves risk. See the section titled “Risk Factors” in this prospectus and the other information included or incorporated by reference in this prospectus including risks identified in and cautionary statements contained in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Dividend policy	We currently do not intend to declare any dividends on our common stock in the foreseeable future.

NYSE symbol for our common stock	“MPLN.”

RISK FACTORS
Investing in our common stock involves risks. Before investing in our securities, you should carefully consider the risk factors described in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as the same may be updated from time to time by our subsequent filings under the Exchange Act, as well as the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus we file with the SEC. The market price of our securities could decline if one or more of these risks or uncertainties actually occur, causing you to lose all or part of your investment in our securities. See the sections titled “Where You Can Find Additional Information” and “Incorporation by Reference” elsewhere in this prospectus.

USE OF PROCEEDS
All of the common stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
With respect to the registration of the shares of our common stock offered by the Selling Securityholders pursuant to this prospectus, the Selling Securityholders will pay the fees and expenses of counsel to the Selling Securityholders. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus.

SELLING SECURITYHOLDERS

The Selling Securityholders may offer and sell, from time to time, any or all of the shares of common stock being offered for resale by this prospectus which consists of up to 21,588,652 shares of common stock held by Selling Securityholders of the Company. We will not receive any of the proceeds from such sales.

The table below provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock of the Selling Securityholders, the number of shares of common stock that may be sold by Selling Securityholders under this prospectus and that Selling Securityholders will beneficially own after this offering, assuming all registered shares are sold. We have prepared the following table based on information given to us by, or on behalf of, the Selling Securityholders on or before the date hereof with respect to the beneficial ownership of the shares of our common stock. We have based percentage ownership on 652,838,925 shares of common stock outstanding as of May 11, 2023.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable. Except as otherwise indicated in the footnotes below, the address of each beneficial owner is c/o 115 Fifth Avenue, New York, New York 10003.

Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering, none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholders and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering, In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by a prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. Please see the section titled “Plan of Distribution” for further information regarding the stockholders’ method of distributing these shares.

Name of Selling Securityholders	Shares of Common Stock Beneficially Owned Prior to Sales Under this Prospectus	Shares of Common Stock Offered Under this Prospectus	Shares of Common Stock Remaining After All Sales Covered by this Prospectus	Percentage of Common Stock Beneficially Owned After All Sales Covered by this Prospectus
Dimitris Bertsimas	5,051,891	5,051,891	-	*
Stephen Sofoul	4,470,418	4,470,418	-	*
Sidney Mann	4,249,501	4,249,501	-	*
Monovoukas-Managed Entities(1)	4,462,190	4,462,190	-	*
All other Selling Securityholders	3,354,652	3,354,652	-	*
(*) Less than 1%.
(1) Consists of 2,777,331 shares of common stock held by Helios Global Investments LLC and 1,684,859 shares of common stock held by Falcon III Ventures L.P. Yiannis Monovoukas is the manager of Helios Global Investments LLC and may be deemed to be the beneficial owner of such shares. Falcon III Ventures GP, LLC is the general partner of Falcon III Ventures L.P. and Mr. Monovoukas is the manager of Falcon III Ventures GP, LLC and, as a result, may be deemed to be the beneficial owner of the shares held by Falcon III Ventures L.P. The address for the persons and entities discussed in this footnote (1) is 11 Dellbrook Road, Weston, MA 02493.

To our knowledge, except as may be disclosed in a prospectus supplement, none of the Selling Securityholders has or within the past three years has had, any position, office or other material relationship with us or any of our affiliates, except that certain of the Selling Securityholders are or were employees of or consultants to Benefits Science after it was acquired by us. To our knowledge, except as may be disclosed in a prospectus supplement, none of the Selling Securityholders are broker-dealers, nor at the time of the acquisition did any Selling Securityholders have direct or indirect agreements or understandings with any person to distribute any common stock.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of securities by the Selling Securityholders. The securities registered for resale permit the Selling Securityholders to conduct public secondary trading of these securities from time to time after the date of this prospectus. We may suspend the sale of securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any expenses borne by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.
The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Securityholder may pledge or grant a security interest in some or all of the securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus. The Selling Securityholder also may transfer and donate shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling Securityholder for purposes of this prospectus. Each Selling Securityholder reserves the right to accept and, together with its respective agents, reject, any proposed purchase of securities to be made directly or through agents.
Subject any the limitations set forth in the Unit Purchase Agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:
•on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including the NYSE;
•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and
•resell a portion of the block as principal to facilitate the transaction;
•in the over-the-counter market; through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•settlement of short sales entered into after the date of this prospectus;
•agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•through a combination of any of the above methods of sale; or
•any other method permitted by applicable law.
There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:
•the specific securities to be offered and sold;
•the names of the selling securityholders;
•the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;
•settlement of short sales entered into after the date of this prospectus;
•the names of any participating agents or broker-dealers;
•any applicable commissions, discounts and other items constituting compensation from the Selling Securityholders; and
•any other information required by applicable law.
The Selling Securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement, if required by applicable law or regulation.
We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Class A common are currently listed on NYSE under the symbol “MPLN.”
The Selling Securityholders may authorize broker-dealers or agents to solicit offers by certain purchasers to purchase the securities pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, if any, and such prospectus supplement will set forth any commissions the Selling Securityholders pay for solicitation of these contracts.
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a

Selling Securityholder that any material arrangement has been entered into with a broker-dealer or person who may be deemed to be an “underwriter” within the meaning of the Securities Act for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such broker-dealer or deemed underwriter and such offering.
Broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular broker-dealer or agent, place orders online or through their financial advisors.
In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
The broker-dealers and agents may engage in transactions with us or the Selling Securityholders, may have banking, lending or other relationships with us or perform services for us or the Selling Securityholders, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.
We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent or broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act. Agents or broker-dealers may be entitled to indemnification by the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or broker-dealers may be required to make in respect thereof.

LEGAL MATTERS
The legality of the shares of common stock offered pursuant to this prospectus will be passed upon for MultiPlan Corporation by Simpson Thacher & Bartlett LLP, Palo Alto, California.
EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains a website at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto and which contains the periodic reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC.
Our website address is www.multiplan.us. The information on our website, or that can be accessed through our website, however, is not, and should not be deemed to be, a part of this prospectus or the registration statement of which it forms a part. Through our website, we make available, free of charge, the following documents of MultiPlan Corporation as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special shareholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 and Section 13 filings; and amendments to those documents.

INCORPORATION BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus by reference. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities by means of this prospectus, from their respective filing dates (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):

•our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 1, 2023;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our Proxy Statement for the 2023 Annual Meeting of Stockholders filed on March 15, 2023;
•our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 10, 2023;
•our Current Reports on Form 8-K filed with the SEC on February 10, 2023, February 28, 2023 (excluding Item 2.02 and Exhibit 99.1 thereof), February 28, 2023, March 3, 2023, April 28, 2023 and May 9, 2023 (excluding Item 7.01 and Exhibit 99.1 thereof); and
•the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 12, 2020 for the registration of our common stock under Section 12(b) of the Exchange Act of 1934, as amended, including any amendment or report filed to update the description therein.

The information incorporated by reference into this prospectus is an important part of this prospectus. Neither we nor any underwriters have authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to any document that we have publicly filed or that we may otherwise publicly file in the future because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

You may request copies of these documents, at no cost to you, by writing or telephoning us at the below address. Exhibits to the filings, however, will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document:

115 Fifth Avenue
New York, New York 10003
(212) 780-2000

May 26, 2023